Exhibit 99.1

AMERICAN APPAREL ANNOUNCES EXTENSION OF CREDIT FACILITIES

LOS ANGELES, December 19, 2008 (BUSINESS WIRE) — American Apparel, Inc. (NYSE Alternext US: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, today announced that it has entered into amendments to its revolving credit facility and its second lien credit facility which extend the maturities of these loans for three months. The amendments, which also modify certain covenants and impose additional obligations, provide the company with the ability to operate its business according to its plan while continuing discussions with its lenders and other parties regarding longer-term financing. The company has filed copies of these amendments and related documentation with the Securities and Exchange Commission on a Form 8-K.

Dov Charney, Chairman and Chief Executive Officer commented, “We are pleased to have secured these extensions to our loan maturities given the current difficulties in the credit markets. We have also had discussions with our lenders about the possibility of lengthening the maturity of our debt into 2010, and we will continue these discussions while we pursue other financing alternatives.”

Mr. Charney continued, “Our business has remained encouraging during the holiday season. We are set to close out a strong 2008 for American Apparel, in which we expect to have opened at least 80 retail stores and to have reported a double digit same-store sales increase over 2007. Most importantly, we look forward to continuing to enhance the productivity of our retail stores and drive free cash flow in 2009.”

About American Apparel

American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of November 30, 2008, American Apparel employed over 10,000 people and operated more than 240 retail stores in 19 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Austria, Belgium, France, Germany, Italy, the Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://store.americanapparel.net.

Safe Harbor Statement

This press release may contain forward-looking statements which are based upon the current beliefs and expectations of our management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: changes in the level of consumer spending or preferences or demand for our products; increasing competition; our ability to hire and retain key personnel and our relationship with our employees; suitable store locations and our ability to attract customers to our stores; effectively carrying out and managing our growth strategy; failure to maintain the value and image of our brand and protect our intellectual property rights; declines in comparable store sales; seasonality; consequences of our significant indebtedness, including our ability to comply with our debt agreements, generate cash flow to service our debt; our ability to extend, renew or refinance our existing debt; costs of materials and labor; location of our facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation; compliance with or changes in laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business; our ability to upgrade our information technology infrastructure and other risks associated with the systems that operate our online retail operations; general economic and industry conditions, including worsening U.S. and foreign economic conditions and turmoil in the financial markets; and other risks detailed in our filings with the Securities and Exchange Commission, including our 2007 Annual Report on Form 10-K. Our filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Joseph Teklits / Jean Fontana

ICR

203-682-8200